1 1 Third Quarter Fiscal 2023 Results Ro ge r Pe r re a u l t President and CEO, UGI Corporation S e a n P. O ’ B r i e n Chief Financial Officer, UGI Corporation Ro b e r t F. B e a rd Chief Operations Officer, UGI Corporation 1

2 2 About This Presentation This presentation contains statements, estimates and projections that are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements use forward-looking words such as “believe,” “plan,” “anticipate,” “continue,” “estimate,” “expect,” “may,” or other similar words and terms of similar meaning, although not all forward-looking statements contain such words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future. Management believes that these are reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control; accordingly, there is no assurance that results will be realized. You should read UGI’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a more extensive list of factors that could affect results. We undertake no obligation (and expressly disclaim any obligation) to update publicly any forward-looking statement, whether as a result of new information or future events, except as required by the federal securities laws. Among them are adverse weather conditions (including increasingly uncertain weather patterns due to climate change) resulting in reduced demand, the seasonal nature of our business, and disruptions in our operations and supply chain; cost volatility and availability of energy products, including propane and other LPG, natural gas, and electricity, as well as the availability of LPG cylinders, and the capacity to transport product to our customers; changes in domestic and foreign laws and regulations, including safety, health, tax, transportation, consumer protection, data privacy, accounting, and environmental matters, such as regulatory responses to climate change; the inability to timely recover costs through utility rate proceedings; increased customer conservation measures due to high energy prices and improvements in energy efficiency and technology resulting in reduced demand; adverse labor relations and our ability to address existing or potential workforce shortages; the impact of pending and future legal or regulatory proceedings, inquiries or investigations; competitive pressures from the same and alternative energy sources; failure to acquire new customers or retain current customers, thereby reducing or limiting any increase in revenues; liability for environmental claims; customer, counterparty, supplier, or vendor defaults; liability for uninsured claims and for claims in excess of insurance coverage, including those for personal injury and property damage arising from explosions, acts of war, terrorism, natural disasters, pandemics and other catastrophic events that may result from operating hazards and risks incidental to generating and distributing electricity and transporting, storing and distributing natural gas and LPG in all forms; transmission or distribution system service interruptions; political, regulatory and economic conditions in the United States, Europe and other foreign countries, including uncertainties related to the war between Russia and Ukraine, the European energy crisis, and foreign currency exchange rate fluctuations (particularly the euro); credit and capital market conditions, including reduced access to capital markets and interest rate fluctuations; changes in commodity market prices resulting in significantly higher cash collateral requirements; impacts of our indebtedness and the restrictive covenants in our debt agreements; reduced distributions from subsidiaries impacting the ability to pay dividends or service debt; changes in Marcellus and Utica Shale gas production; the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our businesses; our ability to successfully integrate acquired businesses and achieve anticipated synergies; the interruption, disruption, failure, malfunction, or breach of our information technology systems, and those of our third-party vendors or service providers, including due to cyber- attack; the inability to complete pending or future energy infrastructure projects; our ability to achieve the operational benefits and cost efficiencies expected from the completion of pending and future business transformation initiatives, including the impact of customer service disruptions resulting in potential customer loss due to the transformation activities; our ability to attract, develop, retain and engage key employees; uncertainties related to global pandemics; the impact of proposed or future tax legislation; the impact of declines in the stock market or bond market, and a low interest rate environment, on our pension liability; our ability to protect our intellectual property; and our ability to overcome supply chain issues that may result in delays or shortages in, as well as increased costs of, equipment, materials or other resources that are critical to our business operations.

3 3 UGI Supplemental Footnotes Management uses “adjusted net income attributable to UGI Corporation” and “adjusted diluted earnings per share (“EPS”)”, both of which are non-GAAP financial measures, when evaluating UGI's overall performance. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impacts of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results. Volatility in net income attributable to UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions but included in earnings in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. The tables in slides 17 and 18 reconcile adjusted diluted earnings per share (EPS) and adjusted net income attributable to UGI Corporation, respectively, to their most directly comparable GAAP measures.

Q3 and YTD FY23[1] Highlights

UGI CORPORATION

$0.00
Q3 FY23 Adjusted Diluted EPS[2]

7.2%
10-Year Dividend CAGR (2013 – 2023)

$1.8B
Available Liquidity[4]

~$650M
YTD Capital Expenditure

$2.75 - $2.90
FY23 Adjusted Diluted EPS Guidance[5]

- **Focused on improving earnings reliability and strengthening the balance sheet**
  - On a YTD basis, reportable segment EBIT[3] was relatively consistent year-over-year largely due to:
    - Significant benefits from the weather normalization adjustment and higher gas base rates in our Pennsylvania (PA) Gas Utility
    - Higher margins and attractive fee-based contract structures in Midstream & Marketing
    - Higher LPG unit margins in the Global LPG businesses that partially offset the impact of lower base volumes and increased operating and administrative expenses
  - ~$200M debt reduction at AmeriGas Propane during Q3
- **Expect to be at the low end of the FY23 adjusted diluted EPS guidance range of $2.75 to $2.90[5]**

YTD Adjusted Diluted EPS[2]


$2.90
$2.81
YTD FY22[1]
YTD FY23[1]

YTD Adjusted Diluted EPS by Segment[2,6]


YTD FY23
Natural Gas, 63%
Global LPG, 37%
Utilities 37%
AmeriGas Propane 14%
UGI International 23%
Midstream & Marketing 26%

1. YTD FY22 and YTD FY23 signify 9 months ended June 30, 2022, and June 30, 2023, respectively. 2. Adjusted diluted EPS is a non-GAAP measure. See Slide 17 for reconciliation. 3. EBIT is defined as Earnings before interest expense and income taxes. 4. Liquidity as of June 30, 2023. Liquidity is defined as cash and cash equivalents, and available borrowing capacity on our revolving credit facilities. 5. Because we are unable to predict certain potentially material items affecting diluted EPS on a GAAP basis, principally mark-to-market gains and losses on commodity and certain foreign currency derivative instruments, we cannot reconcile FY23 adjusted diluted EPS, a non-GAAP measure, to diluted EPS, the most directly comparable GAAP measure, in reliance on the "unreasonable efforts" exception set forth in SEC rules. 6. Excludes Corporate & Other.

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Other Recent Highlights

UGI CORPORATION

Executing on our strategy and optimizing our core businesses to maximize shareholder value

- **Disciplined capital investments to drive organic growth in natural gas**
  - Deployed ~$400 million of capital, YTD FY23, in our regulated utilities businesses
  - ~11,000 customers added in the regulated utilities YTD FY23
- **On July 14, filed Joint Petition for Approval of Settlement for the UGI electric base rate case with the PA PUC[1]**
  - If approved, UGI Utilities would be permitted to increase electric base rates by $8.5 million
  - Anticipate new rates going into effect in Q1 FY24



Natural Gas
UGI
CORPORATION
Global LPG

- **Entered into agreements to divest a majority of the non-core European energy marketing business[1]**
  - Natural gas and power marketing portfolios in Belgium and France[2]
  - Wind and solar portfolio in the Netherlands[2]
- **Continued monitoring of energy conservation trends in Europe**
- **Increased emphasis on stabilizing and enabling organic growth at AmeriGas Propane**

Released the fifth annual ESG Report[3] entitled, "Partners for the Future" which highlights continued progress on key initiatives and aligns with key elements of the Task Force on Climate-Related Financial Disclosures (TCFD)

1. The forward-looking information used on this slide is for illustrative purposes only. Actual results may differ substantially from the information presented. 2. Transaction in Belgium is expected to close in FY23. Transactions in France and the Netherlands are expected to close in the first half of FY24. Closing for any sale transaction is subject to the satisfaction of customary regulatory approvals and closing conditions, including completion of works council consultations. 3. For more information on UGI's ESG reports, visit www.ugiesg.com.

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6 6 $0.63 $0.40 $0.75 $0.69 $0.61 $0.76 $1.00 $1.08 YTD FY22 YTD FY23 Q3 FY23 and YTD FY23 Results Recap YTD Adjusted Diluted EPS1 – Segment Results 1. Adjusted diluted EPS is a non-GAAP measure. See Slide 17 for reconciliation. 2. Includes $(0.09) Corporate & Other. 3. Includes $(0.12) Corporate & Other. 4. Excludes the impact of $660 million after-tax loss associated with the goodwill impairment charge to reduce the carrying value of AmeriGas Propane, reflecting lower growth expectations post-acquisition, and an increase in our discount rate due to the current interest rate environment. Q3 FY23 Adjusted Diluted EPS1 – Comparison with Q3 FY22 Utilities Midstream & Marketing UGI International AmeriGas Propane4 $2.813$2.902 Q3 FY23 GAAP Diluted EPS of ($3.76) compared to ($0.03) in Q3 FY22 YTD FY23 GAAP Diluted EPS of ($7.78) compared to $3.84 in YTD FY22 4

Q3 FY23 Segment Results Recap

UGI CORPORATION

Q3 FY23 vs Q3 FY22 Key Drivers

AmeriGas Propane

- ▲ Higher average retail unit margins partially offset by lower volumes driven by customer attrition net of volume growth
- ▼ Higher OPEX reflecting increased employee compensation and benefits, advertising and vehicle expenses

UGI International

- ▼ Lower total margins from the energy marketing business substantially offset by higher margins from the LPG business
- ▼ Higher OPEX related to inflationary increases, higher uncollectible accounts expenses and currency translation
- ▲ Other income includes the release of cylinder deposits

Midstream & Marketing

- ▼ Lower capacity management margins that were partially offset by incremental margin from Pennant and higher margin from natural gas marketing and electric generation

Utilities

- ▲ Higher margin due to the increase in PA Gas Utility base rates and benefits from DSIC[3] and IREP[3]
- ▼ Higher OPEX largely reflects higher uncollectible accounts expenses, contract labor costs, and personnel-related expenses

Q3 FY23 EBIT[1] - Comparison with Q3 FY22


AmeriGas Propane
($10)
$36
($32)
$1
($3)
($8)
Q3 FY22 EBIT
Total Margin²
OPEX
D&A
Other
Q3 FY23 EBIT
UGI International
$26
$(1)
$(14)
$(1)
$12
$22
Q3 FY22 EBIT
Total Margin²
OPEX
D&A
Other
Q3 FY23 EBIT
Midstream & Marketing
$44
$(2)
$(2)
$(2)
$3
$41
Q3 FY22 EBIT
Total Margin²
OPEX
D&A
Other
Q3 FY23 EBIT
Utilities
$40
$5
$(8)
$(1)
$(2)
$34
Q3 FY22 EBIT
Total Margin²
OPEX
D&A
Other
Q3 FY23 EBIT
Total Margin²
Operating & Admin. Expenses (OPEX)
Depreciation & Amortization (D&A)
Other Income and Expense, net (Other)

1. EBIT defined as Earnings before interest expense and income taxes. 2. Total margin represents total revenue less total cost of sales. In the case of Utilities, total margin is also reduced by certain revenue-related taxes. 3. DSIC stands for Distribution System Improvement Charge and IREP stands for Infrastructure Replacement and Expansion Program.

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8 8 $0.7 $0.4 $0.3 $0.3 $0.3 $1.4 $1.3 $0.9 $1.6 1.5 $2.1 $1.7 $1.2 $1.9 $1.8 Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Cash and cash equivalents Available Credit Facilities Liquidity Update • $1.8B in available liquidity1 as of June 30, 2023 • On May 31, 2023, AmeriGas Partners issued 9.375% senior unsecured notes of $500 million due 2028 o Net proceeds, together with cash on hand, a cash contribution from UGI and other sources of liquidity, were used to tender or redeem all outstanding Senior Notes of $675 million due 2024 o 2028 Notes are redeemable at the issuer’s option2: ▪ Prior to June 2025 at a make-whole premium or, ▪ On or after June 2025, at a call premium that declines from 4.688% to 0% depending on the year of redemption • Reduced ~$200 million in debt at AmeriGas Propane 1. Defined as cash and cash equivalents and available borrowing capacity on our revolving credit facilities. 2. Calculated as set forth in the 2028 Notes Indenture. 3. As of June 30, 2023. Long-term debt with maturities of less than $10 million in a particular year have not been represented in the chart. Available Liquidity ($ in billion) $700 $675 $525 $500 $763 $796 $281 $70 $1,270 $497 $515 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 FY24 FY25 FY26 FY27 FY28 - 52 AmeriGas Propane UGI International Midstream & Marketing Utilities UGI Corporation UGI Corporation Long-Term Debt Maturities ($ in million)3Available Liquidity ($ in billion)

9 9 Cost Reduction and Optimization Actions Rationalize and optimize our cost profile Identify opportunities for operational and process simplification and increased efficiency Leverage technological improvements, digital innovation and analytics to improve processes and customer experience Streamline centralized processes for effective operations for better cost control Committed to identifying sustainable cost savings and efficiencies to offset inflationary pressures, create more capital headroom, and drive shareholder value

Financial Objectives

UGI CORPORATION

Focused on improving the earnings quality from our core businesses and strengthening the balance sheet to increase shareholder value and financial flexibility.

Return of Capital

- Continued free cash flow[1] generation funding growth investments and return of cash to shareholders
- Strong track record of paying dividends

Improve Earnings Quality

- Enhance our earnings quality through focused investments in our natural gas businesses
- Diligent execution of our 3-R strategy[2] to deliver strong stable returns
- Focus on operational efficiency and cost control

Strengthen the Balance Sheet

- Our capital allocation priority is to strengthen the balance sheet
- Creating financial flexibility and stability to enable investment in strategic projects
- Targeted leverage ratio[3] at UGI Corporation of 3.0 – 3.5x[4]

Continued Growth Investments[4]

- Growth and regulatory capital investments in natural gas businesses, including ~$2.4 billion at the regulated utilities business (FY23 – 26)
- Projected investments of $1+ billion in strategic renewable solutions (FY20 – 25)

1. Defined as Adjusted EBITDA less Capital Expenditure. 2. Our 3-R strategy is to deliver reliable earnings growth, invest in renewables and re-balance our portfolio. See 10-K for the fiscal year 2022 for more details. 3. Total debt over Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure. 4. The forward-looking information used on this slide is for illustrative purposes only. Actual numbers may differ substantially from the figures presented.

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11 11 Q & A Q

12 12 Appendix

Financial Results – AmeriGas Propane

UGI CORPORATION

Q3 FY23 EBIT - Comparison with Q3 FY22

(Millions of dollars)	Q3 FY22		Q3 FY23
Earnings Before Interest Expense & Income Taxes	**($10)**		
Total Margin[1]		36	
Operating and Administrative Expenses		(32)	
Depreciation and Amortization		1	
Other Income and Expense, net		(3)	
Earnings Before Interest Expense & Income Taxes			**($8)**

Primary Drivers

Total Volume ↓	Retail gallons sold decreased by 6% due to customer attrition, net of volume growth, and structural conservation
Total Margin ↑	Increase largely attributable to higher LPG unit margins ($44 million) and slightly higher wholesale margins ($4 million), partially offset by the impact of lower retail propane volumes
Operating and Admin Expenses ↑	Reflects, among other things, higher employee compensation and benefits ($13 million) largely associated with increased driver capacity, increased advertising ($6 million) and vehicle expenses ($6 million)

Weather versus normal



Colder
16.5%
4.2%
Q3 FY22
Q3 FY23
Warmer

9.2% warmer than prior year

1. Total margin represents total revenues less total cost of sales.

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14 14 Warmer (9.1%) Q3 FY22 (Millions of dollars) Q3 FY22 Q3 FY23 Earnings Before Interest Expense & Income Taxes $26 Total Margin1 (1) Operating and Administrative Expenses (14) Depreciation and Amortization (1) Other Income and Expense, net 12 Earnings Before Interest Expense & Income Taxes $22 Total Volume ↑ Retail volume increased 2% primarily due to colder weather, substantially offset by the European conservation measures due in large part to high global energy prices and the war between Russia and Ukraine Total Margin ↓ Decrease primarily due to lower margin from energy marketing operations, substantially offset by higher LPG margins attributable to strong unit margin management efforts, colder weather and the translation effects of stronger foreign currencies Operating and Admin Expenses ↑ Reflects the impact of the global inflationary cost environment, higher uncollectible accounts expenses and the translation effects of the stronger foreign currencies Other Income and Expense, net ↑ Primarily attributable to the release of cylinder deposits Financial Results – UGI International Weather versus normal 5.1% colder than prior year Q3 FY23 (9.8%) Primary Drivers Q3 FY23 EBIT - Comparison with Q3 FY22 1. Total margin represents total revenues less total cost of sales.

15 15 Financial Results – Midstream & Marketing Weather versus normal 3.0% warmer than prior year Warmer (5.2%) Q3 FY22 Q3 FY23 (7.0%) (Millions of dollars) Q3 FY22 Q3 FY23 Earnings Before Interest Expense & Income Taxes $44 Total Margin1 (2) Operating and Administrative Expenses (2) Depreciation and Amortization (2) Other Income and Expense, net 3 Earnings Before Interest Expense & Income Taxes $41 Primary Drivers Total Margin ↓ Decrease primarily reflects lower capacity management margins that were largely attributable to the timing of settlement of storage hedge contracts ($14 million) in the prior year, partially offset by incremental margin from Pennant, and higher margin from other natural gas marketing activities and electric generation Other Income and Expense, net ↑ Increased primarily due to farmout revenue Q3 FY23 EBIT - Comparison with Q3 FY22 1. Total margin represents total revenues less total cost of sales.

16 16 Volume ↓ Core market volumes decreased due to warmer weather, partially offset by growth in core market customers Total Margin ↑ Primarily due to the increase in PA Gas Utility base rates, benefits from the Distribution System Improvement Charge (DSIC) and Infrastructure Replacement and Expansion Program (IREP), and the weather normalization rider which offset the effect of warmer weather at the PA Gas Utility that went into effect during the first quarter of FY23 Operating and Admin Expenses ↑ Reflects, among other factors, higher uncollectible accounts expenses, contract labor costs and personnel-related expenses Financial Results – Utilities (Millions of dollars) Q3 FY22 Q3 FY23 Earnings Before Interest Expense & Income Taxes $40 Total Margin1 5 Operating and Administrative Expenses (8) Depreciation and Amortization (1) Other Income and Expense, net (2) Earnings Before Interest Expense & Income Taxes $34 Weather versus normal 7.9% warmer than prior year Warmer (3.0%) Q3 FY22 Q3 FY23 (11.2%) Primary Drivers Q3 FY23 EBIT - Comparison with Q3 FY22 1. Total margin represents total revenues less total cost of sales. In the case of Utilities, total margin is also reduced by certain revenue-related taxes.

Q3 and YTD FY23 Adjusted Diluted EPS

UGI CORPORATION

	Q3 FY23	Q3 FY22	YTD FY23	YTD FY22
AmeriGas Propane	($0.17)	($0.17)	$0.40	$0.63
UGI International	0.06	0.07	0.69	0.75
Midstream & Marketing	0.10	0.11	0.76	0.61
Utilities	0.05	0.08	1.08	1.00
Corporate & Other (a)	(3.80)	(0.12)	(10.71)	0.85
Diluted (loss) earnings per share (b)	**(3.76)**	**(0.03)**	**(7.78)**	**3.84**
Net losses (gains) on commodity derivative instruments not associated with current-period transactions (b)	0.55	(0.06)	6.34	(1.18)
Unrealized losses (gains) on foreign currency derivative instruments	0.01	(0.05)	0.18	(0.06)
Loss associated with impairment of AmeriGas Propane goodwill	3.14	—	3.14	—
Loss on extinguishment of debt	0.03	—	0.03	0.03
Business transformation expenses	0.01	0.01	0.02	0.02
AmeriGas operations enhancement for growth project	0.02	—	0.07	—
Impairments associated with certain equity method investments	—	0.17	—	0.17
Restructuring costs	—	0.02	—	0.08
Loss on disposal of U.K. energy marketing business	—	—	0.72	—
Impairment of assets	—	—	0.09	—
Total adjustments (a)	**3.76**	**0.09**	**10.59**	**(0.94)**
Adjusted diluted earnings per share (b)	**$—**	**$0.06**	**$2.81**	**$2.90**

(a) Corporate & Other includes certain adjustments made to our reporting segments in arriving at net income (loss) attributable to UGI Corporation. These adjustments have been excluded from the segment results to align with the measure used by our Chief Operating Decision Maker in assessing segment performance and allocating resources. (b) The loss per share for the three months ended June 30, 2022, and for the nine and twelve months ended June 30, 2023, was determined excluding the effect of 5.67 million, 6.22 million, and 6.07 million dilutive shares, respectively, as the impact of such shares would have been antidilutive due to the net loss for the period, while the adjusted diluted earnings per share for the three months ended June 30, 2022, and for the nine and twelve months ended June 30, 2023 was determined based upon fully diluted shares of 215.89 million, 216.03 million and 215.86 million, respectively.

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Q3 and YTD FY23 Adjusted Net Income

UGI CORPORATION

($ in Million)	Q3 FY23	Q3 FY22	YTD FY23	YTD FY22
AmeriGas Propane	($35)	($37)	$87	$135
UGI International	13	15	150	161
Midstream & Marketing	22	23	165	132
Utilities	10	19	234	216
Corporate & Other (a)	(799)	(27)	(2,269)	185
Net (loss) income attributable to UGI Corporation	**(789)**	**(7)**	**(1,633)**	**829**
Net losses (gains) on commodity derivative instruments not associated with current-period transactions (net of tax of $(36), $5, $(465) and $98, respectively)	115	(12)	1,349	(255)
Unrealized losses (gains) on foreign currency derivative instruments (net of tax of $(1), $4, $(15) and $5, respectively)	1	(10)	37	(14)
Loss associated with impairment of AmeriGas Propane goodwill (net of tax of $4, $0, $4 and $0, respectively)	660	—	660	—
Loss on extinguishments of debt (net of tax of $(2), $0, $(2) and $(3), respectively)	7	—	7	8
Acquisition and integration expenses associated with the Mountaineer Acquisition (net of tax of $0, $0, $0 and $0, respectively)	—	—	—	1
Business transformation expenses (net of tax of $(1), $(1), $(2) and $(2), respectively)	1	1	4	4
AmeriGas operations enhancement for growth project (net of tax of $(2), $0, $(5) and $0, respectively)	4	—	14	—
Impairments associated with certain equity method investments (net of tax of $0, $(14), $0 and $(14)	—	36	—	36
Restructuring costs (net of tax of $0, $(1), $0 and $(6), respectively)	—	4	—	17
Loss on disposal of U.K. energy marketing business (net of tax of $0, $0, $(64) and $0, respectively)	—	—	151	—
Impairment of assets (net of tax of $0, $0, $0, and $0, respectively)	—	—	19	—
Total adjustments (a) (b)	**788**	**19**	**2,241**	**(203)**
Adjusted net (loss) income attributable to UGI Corporation	**($1)**	**$12**	**$608**	**$626**

(a) Corporate & Other includes certain adjustments made to our reporting segments in arriving at net income (loss) attributable to UGI Corporation. These adjustments have been excluded from the segment results to align with the measure used by our Chief Operating Decision Maker in assessing segment performance and allocating resources. (b) Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.

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19 19 Q3 FY23 Segment Reconciliation (GAAP) ($ in Million) 1. For US GAAP purposes, certain revenue-related taxes within our Utilities segment are included in “Operating and administrative expenses” above. Such costs reduce margin for Management’s Results of Operations reported in our periodic filings. 1 1 Total AmeriGas Propane UGI International Midstream & Marketing Uti l i ties Corp & Other Revenues $1,659 $514 $611 $279 $278 ($23) Cost of sales (1,104) (251) (418) (192) (118) (125) Total margin 555 263 193 87 160 (148) Operating and administrative expenses (523) (236) (157) (31) (91) (8) Depreciation and amortization (134) (43) (30) (22) (38) (1) Impairment of goodwill (656) - - - - (656) Other operating income (expense), net 26 8 15 6 1 (4) Operating (loss) income (732) (8) 21 40 32 (817) Income from equity investees 1 - - 1 - - Loss on extinguishments of debt (9) - - - - (9) Other non-operating income, net 1 - 1 - 2 (2) (Loss) earnings before income taxes and interest expense (739) (8) 22 41 34 (828) Interest expense (96) (40) (10) (11) (20) (15) (Loss) income before income taxes (835) (48) 12 30 14 (843) Income tax benefit (expense) 46 13 1 (8) (4) 44 Net (loss) income attr ibutable to UGI Corporation $(789) $(35) $13 $22 $10 $(799)

20 20 Investor Relations: Tameka Morris 610-456-6297 morrista@ugicorp.com Arnab Mukherjee 610-768-7498 mukherjeea@ugicorp.com